EXHIBIT 5.1
Faegre Baker Daniels LLP
90 South Seventh Street
Minneapolis, Minnesota 55402
Telephone (612) 766-7000
Facsimile (612) 766-1600

May 31, 2013

Northern Oil and Gas, Inc.
315 Manitoba Avenue, Suite 200
Wayzata, Minnesota 55391

Ladies and Gentlemen:

We are acting as counsel for Northern Oil and Gas, Inc., a Minnesota corporation (the “Company”) in connection with its filing with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form S-8, including any amendments thereto (the “Registration Statement”).  The registration Statement relates to the offering of up to 2,123,547 shares of common stock, par value $0.001 per share, of the Company (the “Shares”) pursuant to the Company’s 2013 Incentive Plan (the “Plan”).  This opinion letter is furnished to you for filing with the Commission pursuant to Item 601 of Regulation S-K promulgated under the Act.

In reaching the opinion stated in this letter, we have reviewed originals and copies of the Registration Statement, the Plan, the Articles of Incorporation and the Bylaws of the Company, the Board of Directors and stockholders resolutions approving the Plan and authorizing the issuance of the Shares, and such other documents as we have considered relevant.  We have assumed that: (i) all information contained in all documents that we have reviewed is correct; (ii) all signatures on all documents that we have reviewed are genuine; (iii) all documents submitted to us as originals are true and complete; (iv) all documents submitted to us as copies are true and complete copies of the originals thereof; (v) each natural person signing any document that we have reviewed had the legal capacity to do so; and (vi) each natural person signing in a representative capacity any document that we have reviewed had authority to sign in such capacity.

Based on the forgoing, it is our opinion that all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Shares and that, when issued and sold in accordance with the Plan, the Shares will be legally and validly issued, fully paid and nonassessable under the current laws of the State of Minnesota.

We are admitted to the practice of law in the State of Minnesota and the foregoing opinion is limited to the laws of that state and the federal laws of the United States of America.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

Very truly yours,

FAEGRE BAKER DANIELS LLP

By: /s/ John A. Haveman
John A. Haveman